Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Vice President, Investor Relations

(804) 788-1824

MASSEY ENERGY COMPANY ACKNOWLEDGES LETTERS

FROM JANA PARTNERS LLC AND THIRD POINT LLC

Richmond, Virginia, September 26, 2005 — Massey Energy Company (NYSE:MEE) today acknowledged receipt of a letter from JANA Partners LLC, dated September 15, 2005, and a letter from Third Point LLC, dated September 19, 2005, each proposing that Massey incur additional debt and use the proceeds of those borrowings and cash on hand to repurchase shares of the Company’s common stock.

“Our Board of Directors, with advice from our financial and other advisors, will consider the proposals made in the letters carefully as part of our continuing evaluation of potential uses of expected free cash flow, said Don L. Blankenship, Massey Energy Chairman and CEO. “As previously announced, we continue to evaluate the uses of our expected free cash flow, in the context of our capital structure and potential strategic opportunities, with the objective of increasing long-term shareholder value.”

“We believe that the combination of positive market factors and Massey’s position as the leading coal producer in Central Appalachia place the Company in a particularly advantageous position for future growth and profitability,” continued Blankenship. “The Board’s ongoing evaluation process is focused on enhancing our ability to translate those advantages into long-term shareholder value. We remain focused on executing our strategic plan, operating our business and evaluating capital markets opportunities.”

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

###

Forward-looking statements: Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: lower Company free cash flow than expected; market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s future production capabilities; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2004, which was filed on March 16, 2005, and subsequently filed interim reports. Massey’s filings are available either publicly, under the Investor Relations page of Massey’s website, http://www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512 (toll free). Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please call Katharine W. Kenny, Vice President of Investor Relations (804-788-1824) or contact the Company via its website at http://www.masseyenergyco.com, Investor Relations.